Exhibit 23.1
July 16, 1999



Deloitte & Touche LLP
200 South Biscayne Boulevard, Suite 400
Miami, Florida  33131

Gentlemen:

     The following representations, made to the best of our knowledge and belief, are being provided to you in connection with your review of financial and accounting matters of Neff Corp. (the "Company") as to transactions and events after December 31, 1998 and to the date of this letter, your review having been performed in connection with the Company's Registration Statement on Form S-8 for shares of common stock (the "Registration Statement"). This
Registration Statement, dated July 19, 1999, is herein referred to as the Registration Statement.

1.   The  audited  financial   statements   incorporates  by  reference  in  the
     Registration Statement present fairly the financial position, results of operations, and cash flows of the Company for the periods given.

2. No events have occurred subsequent to December 31, 1998 that have a material effect on the financial statements that are in the Registration Statement or that should be disclosed in order to keep those statements from being misleading except, which have been appropriately recorded or disclosed in the financial statements.

3. Financial statements, as prepared by our Accounting Department, for the period subsequent to December 31, 1998 have been prepared on a basis consistent with the financial statements included in the Registration Statement.

4. The Company has made available to you (a) all financial records and related data that would have a bearing on the purpose of your review and (b) all minutes of meetings of stockholder, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

5. In connection with your audit of the Company's annual financial statements for the year ended December 31, 1998, we have previously provided representations to you dated February 16, 1999. No matters have since come to our attention that would cause us to believe that any of those representations are no longer true.

6. We understand that you have not attempted to audit any of the records or transactions subsequent to December 31, 1998, but you have performed certain limited procedures, principally those called for by AICPA Statement on Auditing Standards No. 37, Filings Under Federal Securities Statutes.

Sincerely,




/s/Kevin P. Fitzgerald
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President, Chief Executive Officer




/s/Mark H. Irion
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Chief Financial Officer